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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                         Media Contact
                                              Denise Godoy
                                              Alexander Ogilvy Public Relations
                                              (404) 881-2335
                                              dgodoy@alexanderogilvy.com



                  FLIGHTSERV.COM(TM) SELECTS ERNST & YOUNG LLP


ATLANTA, Ga.-- February 14, 2000--flightserv.com. (Amex: FSW), a pioneer Internet powered company committed to providing professional convenience by bringing access to private jets and other premium services to the travelling business community, today announced that the audit committee of its Board of Directors has elected Ernst & Young LLP as auditors for the Company.


"Engaging Ernst & Young to serve as the Company's independent auditors is one of the final steps in the process of preparing flightserv.com to be a leading Internet company enabling business travelers to have the best possible travel experience by flying on private jets," said C. Beverly Lance, CEO of flightserv.com.

ABOUT FLIGHTSERV.COM

flightserv.com (Amex:FSW) is a pioneer Internet powered company committed to providing professional convenience by bringing access to private jets and other premium services to the travelling business community. Headquartered in Atlanta, Ga., flightserv.com will provide business travelers with unparalleled value, convenience, safety and access to a variety of premium services, including private jet travel, ground transportation and accommodations.

This release contains forward-looking statements within the meaning of Section 21A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes the expectations reflected in the forward-looking statements and assumptions upon which forward-looking statements are based are reasonable it can give no assurance that such expectations and assumptions will prove to have been correct. See the Company's Annual Report on Form 10-KSB for additional statements concerning important factors, such as demand for products, manufacturing costs and competition, that could cause actual results to differ materially from the Company's expectations.